SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 25, 2025

BREAD FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3095 LOYALTY CIRCLE

COLUMBUS, Ohio 43219

(Address and Zip Code of Principal Executive Offices)

(614) 729-4000

(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE

(Former name or former address, if changed since last report)☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFH	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On November 24, 2025, Bread Financial Holdings, Inc. (the “Company”) filed a Certificate of Designations (effective November 25, 2025) (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional and other rights, and the qualifications, limitations or restrictions thereof, of its 8.625% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), with a liquidation preference of $1,000 per share. Under the terms of the Series A Preferred Stock, the ability of the Company to declare, pay or set aside any payment for dividend or distribution on any shares of stock ranking junior to the Series A Preferred Stock, or repurchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of stock ranking on parity with or junior to the Series A Preferred Stock, is subject to restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series A Preferred Stock for the immediately preceding dividend period.

On November 25, 2025, the Company issued and sold 3,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Series A Preferred Stock. The Depositary Shares were issued pursuant to a Deposit Agreement, dated November 25, 2025, among the Company, Computershare Inc. and Computershare Trust Company, N.A. jointly as depositary, and the holders from time to time of the depositary receipts described therein, to which Deposit Agreement the form of depositary receipt is attached as Exhibit A (the “Deposit Agreement”). Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series A Preferred Stock (including dividend, voting, redemption and liquidation rights).

The descriptions of the terms of the Series A Preferred Stock and the Depositary Shares are qualified in their entirety by reference to the Certificate of Designations and the Deposit Agreement, respectively, which are included as Exhibits 3.1 and 4.1 to this Current Report on Form 8-K and are incorporated by reference herein. The validity opinion with respect to the Depositary Shares and the Series A Preferred Stock is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Designations became effective November 25, 2025 after filing with the Secretary of State of the State of Delaware on November 24, 2025 and it amends the Company’s Third Amended and Restated Certificate of Incorporation. The terms of the Series A Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Certificate of Designations which is included as Exhibit 3.1 to this Current Report on Form 8-K, both of which are incorporated by reference herein.

Item 8.01 Other Events.

On November 20, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives for the underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 3,000,000 Depositary Shares, subject to the conditions set forth in the Underwriting Agreement.

The description of the Underwriting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated November 20, 2025, among the Company, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives for the underwriters listed in Schedule 1 thereto.

3.1	Certificate of Designations of 8.625% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of the Company, dated November 25, 2025.

4.1	Deposit Agreement, dated November 25, 2025, among the Company, Computershare Inc. and Computershare Trust Company, N.A. jointly as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of Depositary Receipt (included in Exhibit 4.1 hereto).

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bread Financial Holdings, Inc.

Date: November 25, 2025	By:	/s/ Joseph L. Motes III
Joseph L. Motes III Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

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